As filed with the Securities and Exchange Commission on April 26, 2001

                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ALLEGHENY ENERGY, INC.
             (Exact name of Registrant as specified in its charter)
              Maryland                                 13-5531602
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                              10435 DOWNSVILLE PIKE
                            HAGERSTOWN, MD 21740-1766
                                 (301) 790-3400

   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                            THOMAS K. HENDERSON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             ALLEGHENY ENERGY, INC.
                              10435 DOWNSVILLE PIKE
                            HAGERSTOWN, MD 21740-1766
                                 (301) 790-3400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:
       ROBERT E. BUCKHOLZ, JR., ESQ.            RAYMOND W. WAGNER, ESQ.
            SULLIVAN & CROMWELL                SIMPSON THACHER & BARTLETT
             125 BROAD STREET                     425 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10004-2498         NEW YORK, NEW YORK 10017-3954
              (212) 558-4000                         (212) 455-2000

                              --------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-56786

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                           PROPOSED MAXIMUM      AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES    AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                 PRICE (2)           FEE (3)
--------------------------------------------------------------------------------
Common Stock, par value $1.25 per Share,
together with Stock Purchase Rights, if
any(1)                                       $115,000,000         $28,750
================================================================================

(1) Includes stock purchase rights pursuant to the Stockholder Protection Rights Agreement, dated as of March 2, 2000, between Allegheny Energy, Inc. and ChaseMellon Shareholder Services L.L.C., as Rights Agent. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the common stock and will be transferred only with the common stock. The value attributable to such stock purchase rights, if any, is reflected in the market price of the common stock.

(2) The Company previously registered common stock with a maximum aggregate offering price of $575,000,000 on a Registration Statement on Form S-3 (No. 333-56786).

(3) Pursuant to Rule 457(o) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities.

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

                                EXPLANATORY NOTE







                  This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (No. 333-56786) filed by Allegheny Energy, Inc. with the Securities and Exchange Commission on March 9, 2001, as amended, which was declared effective by the Commission on April 5, 2001, including the exhibits thereto, are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hagerstown, Maryland, on April 26, 2001.


                               ALLEGHENY ENERGY, INC.


                               By:      /s/ Alan J. Noia
                               ---------------------------------------
                               Name:  Alan J. Noia
                               Title: Chairman, President & Chief Executive
                                      Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on April 26, 2001.

           Signature                              Title
           ---------                              -----

        /s/ Alan J. Noia               Chairman, President, Chief Executive
--------------------------------               Officer and Director
         (Alan J. Noia)                   (Principal Executive Officer)

       /s/ Regis F. Binder                 Vice-President and Treasurer
--------------------------------          (Principal Financial Officer)
        (Regis F. Binder)

       /s/ Thomas J. Kloc                 Vice-President and Controller
--------------------------------          (Principal Accounting Officer)
        (Thomas J. Kloc)

        /s/ Eleanor Baum                 Member of the Board of Directors
--------------------------------
         (Eleanor Baum)

      /s/ Lewis B. Campbell              Member of the Board of Directors
--------------------------------
       (Lewis B. Campbell)

     /s/ Wendell F. Holland              Member of the Board of Directors
--------------------------------
      (Wendell F. Holland)

       /s/ Phillip E. Lint               Member of the Board of Directors
--------------------------------
        (Phillip E. Lint)

     /s/ Frank A. Metz, Jr.              Member of the Board of Directors
--------------------------------
      (Frank A. Metz, Jr.)

       /s/ Steven H. Rice                Member of the Board of Directors
--------------------------------
        (Steven H. Rice)

      /s/ Gunnar E. Sarsten              Member of the Board of Directors
--------------------------------
       (Gunnar E. Sarsten)

                                INDEX TO EXHIBITS

  Exhibit
  Number       Description
 --------      -----------

       5       Opinion of Sullivan & Cromwell.
      23(a)    Consent of Independent Accountants, PricewaterhouseCoopers LLP.
      23(b)    Consent of Sullivan & Cromwell (included in their opinion filed as Exhibit 5 hereto).